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                                                                EXHIBIT 10.17
                              AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE

$8,000,000.00                                         dated as of March 30, 1999

          FOR VALUE RECEIVED, the undersigned, COMMEMORATIVE BRANDS, INC., a Delaware corporation (the "Borrower"), by this promissory note (hereinafter called "this Note"), absolutely and unconditionally promises to pay to the order of BANKBOSTON, N.A., a national banking association organized and existing under the laws of The United States of America (together with its successors in title and assigns, the "Lender"), at its head office at 100 Federal Street, Boston, Massachusetts 02110, on May 28, 1999 (the "Maturity Date"), the principal sum of EIGHT MILLION DOLLARS (the "Maximum Amount"), or so much thereof as shall have been advanced by the Lender to the Borrower by way of loans under this Note and shall remain outstanding, and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided. This Note evidences, among other things, the obligation of the Borrower to repay loans made hereunder by the Lender to the Borrower. This Note amends and restates that certain Revolving Credit Note dated August 26, 1998, and is issued in partial substitution for, and not in payment of such Revolving Credit Note.

          From time to time prior to the maturity of this Note (whether upon demand, acceleration or otherwise) the Lender shall, upon request by the Borrower, make loans to the Borrower subsequent to the date hereof, and the Borrower may borrow, repay and reborrow the funds available hereunder, PROVIDED that (a) the aggregate principal amount of all loans outstanding hereunder shall in no event exceed the Maximum Amount, (b) payments may only be made to the extent that they do not violate the provisions of the Credit Agreement (as hereinafter defined) and (c) the Lender shall have no obligation to make any loans if an Event of Default (as hereinafter defined) has occurred, other than an Event of Default which is cured by using the proceeds borrowed under this Note to make a payment of the obligations under the Credit Agreement. All loans made by the Lender to the Borrower pursuant to this Note and all repayments of principal made hereunder shall be recorded by the Lender on the schedule annexed hereto.

          The entire unpaid principal (not at the time overdue) of this Note outstanding shall bear interest at an annual rate which shall at all times be equal to the Base Rate (as hereinafter defined) in effect from time to time during the period beginning on the date hereof and ending on the date on which the entire unpaid principal amount of this Note shall be paid in full. Interest shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month commencing on the first such day following the date of this Note, and with a final payment on the

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Maturity Date.  Notwithstanding the foregoing, and so long as an Event of
Default has not occurred, the Borrower may elect to have a portion of the outstanding principal amount of this Note bear interest at the Eurodollar Rate (as defined in the Credit Agreement) PLUS 0.75% for Interest Periods (as defined in the Credit Agreement) of 1, 2 or 3 months. The Borrower will follow the procedures for requesting Eurodollar Loans under the Credit Agreement if it wishes to have a portion of the principal under this Note bear interest based upon the Eurodollar Rate. The Borrower agrees that the provisions of the Credit Agreement relating to Eurodollar Rate Loans would govern the portions of principal under this Note which bear interest based upon the Eurodollar Rate

          On the Maturity Date, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the holder hereof, a payment in an amount equal to the outstanding Obligations
(as hereinafter defined) under this Note, plus any and all accrued and unpaid interest and all other amounts owing to the Lender; PROVIDED, HOWEVER, without any way limiting the Lender's rights to call on the Guaranty (as hereinafter defined), payments may only be made by the Borrower on this Note to the extent that they do not violate the provisions of the Credit Agreement.

          The Obligations of the Borrower hereunder are guaranteed by Castle Harlan Partners II, L.P. ("CHP") pursuant to the terms of a guaranty dated as of the date hereof (as amended and in effect from time to time, the "Guaranty"). Except for the rights of the Lender to call on the Guaranty and any collateral securing the Guaranty, this Note shall be unsecured with regards to the assets of the Borrower and shall have no claim to the Collateral (as defined in the Credit Agreement).

          At the option of the holder, this Note shall become immediately due and payable, without notice, presentment or demand, upon the occurrence of any of the following "Events of Default":

          1. if the Borrower shall fail to pay any installment of principal due with respect to this Note on or before the due date thereof;

          2. if the Borrower shall fail to pay any interest or other amounts due with respect to this Note within one Business Day of the due date thereof;

          3. any "Event of Default" shall occur under and as defined in the Revolving Credit, Term Loan and Gold Consignment Agreement dated December 16, 1996 by and between the Borrower, the Lender and other parties thereto (as amended and in effect from time to time, or if terminated as in effect immediately prior to termination, the "Credit Agreement"), or CHP fails to perform any term, covenant or agreement contained in the Guaranty;

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          4.   if the Borrower shall fail to deliver to the Lender the financial statements required to be delivered by the Borrower to the lenders under the Credit Agreement on the dates so required;

          5. if the Borrower makes or made any material representation or warranty, statement or information in any documents or financial statements delivered to the Lender for the purpose of inducing the Lender to make or maintain the loan under this Note, and such representation, warranty, statement or information shall prove to have been false in any material respect on the date when made or deemed to have been made.

          Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest, from the date on which such amount shall have first become due and payable in accordance with the terms hereof to the date on which such amount shall be paid to the holder of this Note (whether before or after judgment), at the annual rate of interest which shall (to the extent permitted by applicable law) at all times be two percent (2%) above the Base Rate (as hereinafter defined) in effect from time to time. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become absolutely due and payable by the Borrower to the holder hereof on demand by the holder of this Note at any time. Interest on each overdue amount will continue to accrue, as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded monthly until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

          The Borrower further agrees to pay to the Lender a commitment fee calculated at one-fourth of one percent (1/4%) per annum on the average daily amount during each calendar month or portion thereof from the date of this Note to the Maturity Date by which the Maximum Amount exceeds the outstanding principal amount of loans outstanding under this Note. The commitment fee shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month commencing on the first such day following the date of this Note, and with a final payment on the Maturity Date.

          The Borrower agrees to reimburse the Lender, on demand, whether or not all or any of the transactions contemplated by the Note are ultimately consummated, for all its reasonable out-of-pocket expenses, including but not limited to (a) the reasonable attorney's fees and disbursements of the Lender's Special Counsel (as hereinafter defined) and disbursements, incurred or expended in connection with the preparation, negotiation and interpretation of this Note or any ancillary documentation contemplated thereby, or any amendment thereof, or the making of loans under this Note and
(b) all attorneys' fees relating to the enforcement of any obligations under this Note or the satisfaction of any

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indebtedness of the Borrower hereunder, or in connection with any litigation proceeding or dispute hereunder in any way related to the credit.

          Each payment of principal, interest or other sums payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Lender in U.S. Dollars, for the account of the holder of this Note, at the Lender's Head Office, not later than 3:00 p.m., Boston time, on the due date of such payment, and in immediately available and freely transferable funds.

          All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to the holder of this Note without set-off or counterclaim.

          This Note evidences the obligations of the Borrower (a) to repay the principal amount of all loans made by the Lender to the Borrower hereunder, (b) to pay interest, as herein provided, on the principal amount hereof remaining unpaid from time to time and (c) other amounts which may become due and payable hereunder as herein provided (the "Obligations").

          For all purposes of this Note, the following terms shall have the respective meanings set forth below:

          (a) "Base Rate" means the greater of (i) annual rate of interest from time to time announced by BankBoston, N.A. at its head office as its base rate or (ii) the rate equal to the weighted average of the published rates on overnight Federal Funds transactions with members of the Federal Reserve System plus 1/2%.

          (b) "Business Day" means a day on which banks are open for business in Boston, Massachusetts.

          (c) "holder" means the Lender in possession of this Note or any other person who is at the time the lawful holder in possession of this Note.

          (d) "Lender's Head Office" means the head office of the Lender located at 100 Federal Street, Boston, Massachusetts 02110.

          (e)  "Lender's Special Counsel" means Bingham Dana LLP.

          To the extent permitted by the terms of the Credit Agreement, the Borrower will have the right to prepay at any time the unpaid principal of this Note in full or in part.

          Any partial payment of the indebtedness evidenced by this Note shall be applied by the holder hereof (a) first, to the payment of all of the interest due and payable on the unpaid principal of this Note at the time of such partial payment, (b) then, to the

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payment of all (if any) other amounts (except principal) due and payable at the time of such partial payment on or in respect of this Note or the indebtedness evidenced by this Note, and (c) finally, to the repayment or (as the case may be) the prepayment of the unpaid principal of this Note due and payable at the time of such partial payment.

          On the Maturity Date or such earlier date as this Note may mature (whether upon demand, acceleration or otherwise), all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby (without regard to the length of any interest period in effect), the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby (without regard to the length of any interest period in effect), shall forthwith become and be due and payable to the holder of this Note without presentment, further demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower.

          All computations of interest payable as provided in this Note shall be made by the holder hereof on the basis of the actual number of days elapsed divided by 360. The holder of this Note shall determine the Base Rate in effect from time to time. Any change in the Base Rate shall, for all purposes of this Note, become effective on, and from the beginning of, the day on which such change shall first be made public by the Lender in accordance with the Lender's usual practice.

          If any sum would, but for the provisions of this paragraph, become due and payable on or in respect of this Note or the indebtedness evidenced hereby on a day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder, and interest payable hereunder to the holder hereof shall be adjusted by the holder hereof accordingly.

          The failure of the holder of this Note to exercise all or any of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or in any other instance.

          The Borrower hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. The Borrower hereby absolutely and irrevocably consents and submits to the jurisdiction of the Courts of the Commonwealth of Massachusetts and of any Federal Court located in the said Commonwealth in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note.

          The Borrower represents and warrants to the Lender that: (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of

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State of Delaware; (b) the Borrower has adequate corporate power and authority and full legal right to carry on the business in which it is presently engaged and will be engaged upon consummation of the transactions contemplated hereby; and (c) all necessary corporate action has been taken to execute and deliver this Note and to make the borrowings hereunder.

          The Borrower hereby agrees, at the Borrower's own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the Lender may reasonably request to effect the transactions contemplated by this Note and to provide to the Lender the benefits of all rights, authorities and remedies conferred upon the Lender by the terms of this Note.

          The Borrower shall use the proceeds of the loans made by the Lender to the Borrower pursuant to this Note (a) to repay existing indebtedness of the Borrower and (b) for working capital purposes of the Borrower.

          This Note may be assigned by the Lender upon the prior written consent of the Borrower, which consent shall not be unreasonably withheld.

          The indebtedness evidenced by this Note constitutes, and the Borrower hereby specifically designates such indebtedness as, Designated Senior Indebtedness for purposes of the Indenture dated as of December 16, 1996, between the Borrower and Marine Midland Bank, N.A., as trustee, with respect to the 11% Senior Subordinated Notes due 2007.

          THIS NOTE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT. THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          IN WITNESS WHEREOF, this PROMISSORY NOTE has been duly executed by the undersigned, COMMEMORATIVE BRANDS, INC., as of the day and in the year first above written.

                                       THE BORROWER:

                                       COMMEMORATIVE BRANDS, INC.

Witness:  /s/ Sherice P. Bench         By:    /s/ C. W. Walls
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March 30, 1999                         Title:  Treasurer

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